Exhibit 99.1 WSFS Financial Corporation 3Q 2020 Investor Update November 2020 1

Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail the Company's Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020, Form 10-Q for the quarter ended June 30, 2020, and and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core pre-provision net revenue (“PPNR”), PPNR, core PPNR to average assets ratio, PPNR to average assets ratio, core return on assets (“ROA”), core return on tangible common equity (“ROTCE”), ROTCE, core fee income and core fee income as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. 2

Table of Contents 3Q 2020 Financial Highlights Page 4 Loan & Deposit Growth Page 6 Core Fee Income Trends Page 7 Credit Risk Management CECL Page 8 Loan Modifications Page 9 Selected Portfolios Page 10 NIM Trends & 4Q Outlook Page 11 Core PPNR Trends & 4Q Outlook Page 12 Capital Position Page 13 WSFS Franchise & Markets Page 14 Delivery Transformation and Lines of Business Page 20 Selected Financial Information Page 28 Appendix: Reconciliation of Non-GAAP Financial Information Page 36 3

3Q 2020 Reported Financial Highlights

WSFS Financial Corporation

3Q 2020	
$ in millions (expect per share amounts)	GAAP
EPS	1.01
Net Income	$51.1
PPNR[1]	$68.7
PPNR %[1]	1.98%
ROA	1.49%
ROE	11.08%
ROTCE[1]	16.61%
NIM	3.66%
Fee Income/Total Revenue[2]	30.3%
Efficiency Ratio	57.6%
ACL Coverage Ratio ex PPP	2.74%
Loan to Deposit Ratio	83%
Common Equity Tier 1 Capital	13.24%

WSFS 3Q 2020 GAAP included the following items that are excluded from Core results:

- WSFS realized $3.3 million (pre-tax), or approximately $0.05 per share (after-tax), in net gains on sales of securities compared to no amounts realized in 3Q 2019
- WSFS recorded net unrealized gains on our equity investments of $0.1 million (pre-tax) related to our investment in Visa Class B shares, compared with $22.1 million or approximately $0.35 per share, in realized gains from the sale of 360,000 Visa Class B shares in 2Q 2020. Since our adoption of ASU 2016-01 in 1Q 2018, cumulative realized and unrealized gains on Visa Class B shares total $78.1 million on a total portfolio investment of $17.7 million
- WSFS recorded $0.4 million (pre-tax), or approximately $0.01 per share (after-tax), of corporate development expenses related to our acquisition of Beneficial Bancorp, Inc. (Beneficial), compared with $18.9 million (pre-tax), or approximately $0.27 per share (after-tax), of corporate development and restructuring expenses in 3Q 2019. The merger-to-date amounts are less than our original expectations
- WSFS recorded $2.3 million (pre-tax), or approximately $0.03 per share (after-tax), of loss associated with prepayment fees from the termination of fixed rate FHLB term advances as part of routine balance sheet and liquidity management. The termination of these fixed rate term advances is expected to be accretive to net interest income in future periods

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.

[2] Tax-equivalent

4

3Q 2020 Core Financial Highlights

WSFS Financial Corporation

Solid operating performance with PPNR[1] at 1.98% of average assets reflecting diversified business model
Significant ACL reserve, strong capital levels, and the approved resumption of share repurchases in 4Q 2020

3Q 2020	
$ in millions (except per share amounts)	Core
EPS[1]	$1.00
PPNR[1]	$68.0
PPNR %[1]	1.98%
ROA[1]	1.48%
ROTCE[1]	16.47%
NIM	3.66%
Fee Income/Total Revenue[1,2]	28.8%
Efficiency Ratio[1]	57.1%
ACL Coverage Ratio (ex. PPP)	2.74%
Loan to Deposit Ratio	83%
Common Equity Tier 1 Capital	13.24%

- Core PPNR[1] of $68.0 million increased $4.4 million, or 7%, from 2Q 2020 reflecting positive core operating leverage
- Core fee income[1] increased $5.3 million, or 13%, compared to 2Q 2020, despite a $3.2 million negative impact due to Durbin Amendment (effective July 2020). Solid growth across several areas, including mortgage, trust services, non-interchange related core banking fees, and Cash Connect®
- Modest provision expense of $2.7 million while maintaining a strong allowance for credit losses ("ACL") coverage ratio of 2.74% excluding Paycheck Protection Program ("PPP") loans and 3.22% including estimated credit mark on acquired loans. Short-term loan deferrals reduced to 3% of total portfolio at October 15, 2020
- Loans grew $95.5 million, or 5% on an annualized basis during the quarter and $254 million, or 4% year-over-year, excluding PPP loans, ACL, and purposeful run-off portfolios
- Customer funding levels remain elevated and increased $364 million, or 13% on an annualized basis, during the quarter and $1.9 billion, or 20%, compared to 3Q 2019 primarily due to PPP loans and the current economic environment
- Board approved the resumption of share repurchases in 4Q 2020 under current authorization of 15% of outstanding shares and a $0.12 quarterly cash dividend to be paid in November 2020

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Tax-equivalent

5

Loan and Deposit Growth

WSFS Financial Corporation

Positive loan growth excluding purposeful run-off portfolios; Significant excess customer liquidity continues

Loans - 3Q 2020 vs 2Q 2020 and 3Q 2019

($ in millions)	Sep 2020	Jun 2020	Sep 2019	3Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,300	$3,354	$3,389	($54)	(6%)	($89)	(3%)
PPP Loans	$954	$945	$0	$9	4%	$954	100%
Commercial Mortgages	$2,167	$2,166	$2,263	$1	0%	($96)	(4%)
Construction Loans	$666	$639	$512	$27	17%	$154	30%
Commercial Leases	$228	$213	$171	$15	28%	$57	33%
Total Commercial Loans	**$7,315**	**$7,317**	**$6,335**	**($2)**	**(0%)**	**$980**	**15%**
Residential Mortgage (HFS/HFI/Rev Mgt)	$1,003	$1,012	$1,117	($9)	(4%)	($114)	(10%)
Consumer Loans	$1,169	$1,133	$1,144	$36	13%	$25	2%
Total Gross Loans	**$9,487**	**$9,462**	**$8,596**	**$25**	**1%**	**$891**	**10%**
Residential Mortgage (HFI)	*$845*	*$895*	*$1,035*	*($50)*	*(22%)*	*($190)*	*(18%)*
Student Loans Acquired from BNCL	*$118*	*$119*	*$129*	*($1)*	*(3%)*	*($11)*	*(9%)*
Auto Loans Acquired From BNCL	*$27*	*$33*	*$28*	*($6)*	*(72%)*	*($1)*	*(4%)*
Participation portfolios (CRE) from BNCL	*$147*	*$169*	*$247*	*($22)*	*(52%)*	*($100)*	*(40%)*
Leveraged Loans (C&I) from BNCL	*$12*	*$12*	*$27*	*$0*	*0%*	*($15)*	*(56%)*
Total Run-Off Portfolios	***$1,149***	***$1,228***	***$1,466***	***($79)***	***(26%)***	***($317)***	***(22%)***
Gross Loans ex Run-Off Portfolios	**$8,338**	**$8,234**	**$7,130**	**$104**	**5%**	**$1,208**	**17%**
PPP Loans	*$954*	*$945*	*$0*	*$9*	*4%*	*$954*	*100%*
Gross Loans ex Run-Off & PPP Portfolios	**$7,384**	**$7,289**	**$7,130**	**$95**	**5%**	**$254**	**4%**

Deposits - 3Q 2020 vs 2Q 2020 and 3Q 2019

($ in millions)	Sep 2020	Jun 2020	Sep 2019	3Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$3,197	$3,188	$2,269	$9	1%	$928	41%
Interest Demand Deposits	$2,521	$2,303	$2,177	$218	38%	$344	16%
Savings	$1,718	$1,732	$1,563	($14)	(3%)	$155	10%
Money Market	$2,489	$2,333	$1,952	$156	27%	$537	28%
Total Core Deposits	**$9,925**	**$9,556**	**$7,961**	**$369**	**15%**	**$1,964**	**25%**
Customer Time Deposits	$1,224	$1,228	$1,330	($4)	(1%)	($106)	(8%)
Total Customer Deposits	**$11,149**	**$10,784**	**$9,291**	**$365**	**13%**	**$1,858**	**20%**

- Continued focus on strategy to optimize our loan mix towards relationship-based, higher yielding commercial loans
- Excluding PPP loans, ACL, and purposeful run-off portfolios, loans increased $95.5 million, or 5% on an annualized basis, compared to 2Q 2020 and $254 million, or 4% year-over-year
- Customer funding levels remain elevated and increased $364 million, or 13% on an annualized basis during the quarter and 1.9 billion, or 20%, compared to 3Q 2019, primarily due to PPP loans and the current economic environment

6

Core Fee Income1 Trends Diversified Business Model Drives Core Fee Income Growth Through 3Q 2020 $50 25.3%2 27.0%2 30.0%2 Core Fee Income % (excluding PPP) Millions $45 $3 $40 $8 • Core fee income is well diversified with over $5 $5 20 discrete lines of business and products $35 within our three core segments: Banking, $6 Wealth, and Cash Connect® $30 $8 $12 • Provides strong PPNR stability through $25 $3 $8 interest rate cycles $20 $10 • 3Q 2020 increased $5.3 million, or 13%, $12 $15 $9 compared to 2Q 2020, despite Durbin impact (effective July 2020), diversified across all $10 major areas $13 $5 $11 $11 $- 1Q20 2Q20 3Q20 4 Wealth & Trust Cash Connect Mortgage Other Banking 3 Credit/Debit 1 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Core Fee (non-interest) income / total net revenue excluding PPP. See Appendix for reconciliation to GAAP financial information. 3 Other banking includes deposit service charges, SBA loan sales, loan and lease fees, and other banking related fees 7 4 Credit/Debit includes Interchange and Other Fee income

Credit Risk Management - CECL

WSFS Financial Corporation

F/Y GDP forecast of (3.7%) in 2020 and 3.7% in 2021[2]
Y/E Unemployment forecast of 8.8% in 2020 and 6.6% in 2021[2]

GDP Growth by Quarter


35%
25%
15%
5%
-5%
-15%
-25%
-35%
-45%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
2Q Forecast
3Q Forecast

Unemployment by Quarter


15%
13%
11%
9%
7%
5%
3%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
2Q Forecast
3Q Forecast

ACL by Segment

($ millions)	January 1, 2020 $	January 1, 2020 %	March 31, 2020 $	March 31, 2020 %	June 30, 2020 $	June 30, 2020 %	September 30, 2020 $	September 30, 2020 %
C&I[1]	$40.3	1.99%	$62.3	2.96%	$133.1	6.81%	$137.8	7.24%
Construction[1]	$4.6	0.78%	$5.2	0.82%	$10.1	1.59%	$10.2	1.54%
CRE Investor	$9.1	0.41%	$26.6	1.19%	$38.4	1.77%	$34.3	1.58%
Owner Occupied	$3.2	0.24%	$9.4	0.72%	$9.0	0.67%	$10.4	0.77%
Leases	$2.0	0.77%	$3.6	1.34%	$11.1	5.20%	$10.7	4.70%
Mortgage	$8.9	0.90%	$11.6	1.22%	$9.2	1.03%	$8.4	1.00%
HELOC & HEIL	$9.4	1.27%	$12.6	1.69%	$10.8	1.43%	$11.2	1.41%
Installment - Other	$3.8	3.82%	$4.4	5.17%	$6.9	6.58%	$5.6	5.55%
Other	$1.9	0.33%	$3.4	0.81%	$3.6	0.90%	$4.1	1.04%
TOTAL	**$83.2**	**0.96%**	**$139.1**	**1.60%**	**$232.2**	**2.73%**	**$232.7**	**2.74%**

Considerations & Components for 3Q 2020 ACL

- Coverage ratio of **2.74%** excluding PPP loans and **3.22%** including estimated remaining credit mark on the acquired loan portfolio
- **Modest reserve build of $0.5 million** in 3Q 2020 driven by:
  - Portfolio migration largely consistent with expectations; remaining targeted portfolio reviews completed in 3Q 2020
  - Core loan growth offset by intentional portfolio run-off and net charge offs
  - No significant economic forecast changes


Components of 3Q 2020 ACL
(in millions)
Economic Forecast Impact
$300
$250
$200
$150
$100
$50
$0
$232
-$2
$3
$233
6/30/2020
NCO
Net Growth/Other
9/30/2020
2.73%
2.74%
Coverage Ratio (ex PPP)

[1] Hotel loan balances are included in the C&I and Construction segments
[2] Source: Oxford Economics as of September 2020

8

Credit Risk Management – Loan Modifications As of October 15, 2020, loan modifications declined to 3% of total loan portfolio Loan Modifications Commercial Loan Modifications by Sector As of October 15, 2020 As of October 15, 2020 1 1 ($ in millions) Loan Balances % of Portfolio ($ in millions) Loan Balances % of Portfolio C&I $ 94.0 5% Hotel $ 81.7 16% CRE $ 53.0 2% Retail $ 50.1 5% Owner Occupied $ 9.8 1% Real Estate Rental & Leasing $ 6.8 0% Construction $ 1.7 0% Other Services $ 5.8 2% Total Commercial $ 158.5 3% Food Services $ 5.1 3% Health Care and Social Assistance $ 2.6 1% Residential Mortgage $ 35.0 4% Construction $ 0.5 0% Education2 $ 23.7 3 10% All Other $ 5.9 0% Consumer $ 14.5 2% Total Commercial $ 158.5 3% Leases $ 0.2 0% Credit Cards $ 0.1 1% Total Consumer $ 73.5 3% Total Loan Modifications $ 232.0 3% • 88% of original payment modifications have reverted to full contractual payments as of October 15, 2020 • 82% of remaining total modifications are under 90 days or less terms as of October 15, 2020 • 56% of remaining total modifications (82% of remaining Commercial modifications) include at least interest payments as of October 15, 2020 1 Portfolio values are as of September 30, 2020 and exclude PPP loans 2 Approximately 75% of the loan balances include U.S. government-guaranteed student loans that carry little risk of credit loss 9

Credit Risk Management – Selected Portfolios

WSFS Financial Corporation

Hotel Portfolio

$516.9 million; 6.1% of loan portfolio[1]

- 48% of balances Criticized
- $5.8 million average loan balance size
- 76% of loans include recourse; 100% secured by real estate
- Conservative underwriting with current weighted average LTV of ~55%[2]
- 65% Business and 35% Leisure
- Diversified across 8+ states (43% PA, 21% NJ, and 15% DE)

Retail CRE Portfolio

$734.3 million; 8.6% of loan portfolio[1]

- 7% of balances Criticized
- $1.2 million average loan balance size
- 65% of relationships, $5 million or more, include recourse
- No outstanding loan balances to indoor shopping malls; limited exposure to power centers
- 49% of portfolio is anchored by essential[3] businesses

Food Services Portfolio

$183.4 million; 2.1% of loan portfolio[1]

- 31% of balances Criticized
- $325 thousand average loan balance size
- ~80% of loans include recourse
- ~50% of loans secured by real estate

Retail Trade Portfolio

$266.9 million; 3.1% of loan portfolio[1]

- 10% of balances Criticized
- $271 thousand average loan balance size
- 90% of loans include recourse
- 77% of portfolio is anchored by essential[3] businesses

[1] Portfolio values are gross loans excluding PPP as of September 30, 2020
[2] Current exposure / most recent valuation
[3] Essential includes grocery, pharmacy, liquor, general merchandise, bank branch, gas/vehicle/convenience, home improvement, and government

10

Net Interest Margin Trends and 4Q Outlook NIM impacted by rate environment, PPP forgiveness timing, purchase accretion volatility and excess customer liquidity 4.75% • 2Q & 3Q 2020 included full quarter impact of the 150 bps Fed Fund rate decrease and negative 8 bps 4.50% from PPP loans 4.38% 0. • 3Q 2020 included 14 bps of negative impact 4.25% 0.22% Negative 8 bps PPP impact 3.70% - resulting from excess customer funding; compared 3.93% 3.80% to 5 bps in 2Q 2020 and 0 bps in 1Q 2020; 4Q 2020 4.00% 0.31% Outlook of ~15bps Positive 4 bps 3.66% PPP Impact • 4Q Outlook reflects 4 bps from PPP loans with 3.75% 0.30% ~20% of PPP loans estimated to be forgiven plus core margin growth from continued increase in 3.50% 0.28% 0.26% 3.85% deposit betas offset by lower purchase accounting accretion 3.25% 3.58% 3.35% 3.38% • Deposit and Loan betas are ~25-30% for down rate 3.00% cycle 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Outlook • Weighted average total Customer funding cost NIM Ex PAA/PPP Modeled PAA Accretion Incremental PAA Accretion PPP of 28 bps in 3Q 2020 (35 bps in 2Q 2020) 11

Core PPNR1 Trends and 4Q 2020 Outlook Solid Core PPNR Results Despite Challenging Rate Environment $140 2.50% 2.36% • 4Q 2020 Outlook assumes continued gradual Millions 2.36% $120 1.96% 1.98% reopening of the economy, and PPP net income 1.80% - 2.05% 2.00% growth from ~20% of PPP loans forgiven during 1.98% 1.94% $100 the quarter 1.72% - 1.87% 1.50% $80 • Excluding PPP loans, core PPNR and core PPNR as $5.9 1 $3.0 $7 - $10 a percentage of average assets are expected to $60 decline in 4Q 2020 due primarily to the following: 1.00% • Lower seasonal mortgage revenue and $40 expected decline in refinancing volume $71.5 $60.5 $62.0 $55 - $60 0.50% • Lower incremental purchase loan accretion $20 • Modest increase in expenses due to franchise investments $- 0.00% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1 1 1 PPNR - Core (ex PPP) PPP PPNR % Assets (ex PPP) PPNR % Assets 1 These are non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 12

Capital Position

WSFS Financial Corporation

Strong Capital Levels and PPNR[1] Run-Rate Result in Significant Capital Return Opportunity

Bank Common Equity Tier-1 (CET1) Capital Ratio Scenario[2]
Five Quarters Ending 4Q 2021



16%
14%
12%
10%
8%
6%
4%
2%
0%
13.24%
2.11%
-0.29%
-0.30%
14.76%
4Q21
Proforma
10.00%
WSFS
Target
6.50%
Well
Capitalized
3Q 2020
PPNR (net of Tax)2
Dividends
ACL Scenario3
4Q 2021

- PPNR (after-tax) run-rate[2] provides approximately 42 bps of CET1 per quarter. After estimated routine dividends and stressed ACL scenario, the Bank has approximately $485 million or 476 bps of excess capital above our 10% internal target
- ACL scenario[3] reflects most conservative scenario under the Federal Reserve's guidance issued in September 2020 and applied to our internal CECL modeling; excess capital levels and strong PPNR provide opportunity to return capital to stockholders
- Quarterly cash dividend of $0.12 per share of common stock to be paid November 2020
- Board approved the resumption of share repurchases in 4Q 2020 under current authorization of approximately 15% of outstanding shares

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Assumed PPNR Run-Rate reflects 4Q 2020 Outlook on page 11 extended at $55M per quarter in 2021.
[3] ACL scenario based on most conservative scenario under the Federal Reserves " Supervisory Scenarios for the Resubmission of Capital Plans in the Fourth Quarter of 2020" issued in September 2020

13

WSFS Franchise & Markets 14

The WSFS Franchise Founded in 1832, WSFS is one of the ten oldest banks in the U.S. Largest independent bank & trust company HQ in Delaware-Greater Philadelphia region1 • $13.8 billion in assets • $22.5 billion in fiduciary assets, including $2.7 billion in assets under management • 115 offices • One of largest ATM networks in our market with 635 branded-ATMs Major Business Lines Commercial Retail Mortgage Regional Presence Cash Equipment Wealth National Presence Connect® Leasing 1 As of 9/30/2020 15

The WSFS Franchise - Our Markets Philadelphia-Camden-Wilmington MSA Regional Employment Composition1 Regional Statistics3 Diversity of industries drives stable and favorable employment and economic growth in our markets Employment – Industry Breakdown 6.1M 2.3M 38.9 Population Households Median Age 7.9% Unemployment2 • Consistent with Over 4% of U.S. within branch network Trade, Transportation, & overall U.S. Utilities 18% • 45% improvement Education & Health $264K 67% Services since 2Q 2020 peak 2.5M 23% Median Housing Owner Professional & Housing Units Business Services Home Value Occupied 16% ~10% higher household value than the U.S. overall Other 10% Purchasing $74.5KAvg Income $40.9K $27.69 Government power vs. 12% Mean Hourly Manufacturing Median Home Per Capita US 6% 4 Leisure & Financial Income Income Wage Hospitality Activities 7% 8% ~10-20% higher income than the U.S. overall 1 Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; September 2020 2 Unemployment rate for the Philadelphia-Camden-Wilmington MSA. Preliminary, not seasonally adjusted; September 2020 3 U.S. Census Bureau: 2019 American Community Survey; Philadelphia-Camden-Wilmington MSA 16 4 Bureau of Labor Statistics: Occupational Employment and Wages, Philadelphia-Camden-Wilmington, MSA; May 2019

The WSFS Franchise – Strategic Opportunity

WSFS Financial Corporation

At $13.8 billion in assets at 09/30/2020, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

MSA: Philadelphia-Camden-Wilmington[1]

	2020			
# Institution Name	**Net Deposits ($mm)**	**Market Share %**	**Deposits / Branch ($mm)**	**Branch Count**
1 Wells Fargo Bank	$35,311	16.7%	$196.2	180
2 TD Bank	$32,871	15.6%	$236.5	139
3 Bank of America	$22,412	10.6%	$287.3	78
4 PNC Bank	$20,752	9.8%	$141.2	147
5 Citizens Bank	$19,346	9.2%	$119.4	162
6 M & T Bank	$10,891	5.2%	$242.0	45
7 WSFS Bank	**$9,680**	**4.6%**	**$125.7**	**77**
8 Santander Bank	$6,966	3.3%	$96.8	72
9 Truist Bank	$5,852	2.8%	$80.2	73
10 Univest Bank and Trust	$4,317	2.0%	$134.9	32
11 Bryn Mawr Trust	$4,081	1.9%	$99.5	41
12 Fulton Bank	$3,933	1.9%	$74.2	53
13 Republic First Bank	$3,425	1.6%	$126.9	27
14 Firstrust Savings Bank	$3,138	1.5%	$184.6	17
15 KeyBank	$2,230	1.06%	$62.0	36
Remaining 79 Institutions	*$28,026*	*13.3%*	*$81.5*	*344*

Regional Highlights[2]

- 4th largest metro in the Northeast –$444 billion regional economy
- 6th largest MSA population in the U.S
- 4th largest depository MSA in the U.S.

WSFS Highlights[1]

- **45% YOY improvement in branch efficiency** (deposits per branch)
- **11% YOY deposit growth**
- **79 institutions with ~$355M average deposits** outside of MSA's top 15

[1] Sources: FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits, credit unions, and non-traditional banks (e.g. credit card companies); as of June 30, 2020. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

[2] Sources: U.S Bureau of Economic Analysis, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

17

The WSFS Franchise – Growth & Performance Millions 18 1 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information 18

Business Model and Total Shareholder Returns Engaged Associates, living our culture, making a better life for all we serve “Top Workplace” fifteen #1 “Top Bank” in Delaware nine years in “Soaring 76’s Fastest Growing years in a row and #1 in a row; The News Journal Companies”; Philadelphia Business 2020; The News Journal Journal 2020 Annual World’s Best Banks & Customer engagement survey places “Top Workplace” six years in a row; America’s Best Banks honoree; Forbes WSFS at the 84th percentile1 Inquirer.com 68% of WSFS Customers surveyed rated “Best of Biz” for Business us a “5” out of 5, saying “WSFS is the 2020 Gallup Culture Transformation Banking; South Jersey Magazine perfect bank for people like me”1 Award; Gallup Organization Top quartile of all businesses Total Shareholder Returns2 1 surveyed ; Gallup Organization 1 Year 3 Year 5 Year 7 Year 10 Year WSFS -38.0% -42.8% -1.8% 42.9% 137.4% “Best Community Involvement”; SNL U.S. Bank > $10B -31.6% -26.9% 6.2% 26.8% 83.8% DE Small Business Chamber NASDAQ Bank -28.6% -30.9% 1.8% 26.3% 90.1% KBW Bank -24.3% -19.7% 19.2% 38.3% 97.3% S&P 500 15.1% 41.5% 93.7% 130.5% 262.2% 1 Completed by the Gallup Organization, as of December 31, 2019 2 Per Bloomberg; closing price as of September 30, 2020 19

Delivery Transformation and Lines of Business 20

Delivery Transformation

WSFS Financial Corporation

Optimizing physical footprint through consolidation of 25% (30) of retail offices; investing savings into our digital capabilities, consistent with our brand, to provide best-in-industry solutions and better serve our Customers

Recent Accomplishments

- Improved Branch NPS scores and expanding NPS surveys to Contact Center
- Deeper adoption of **MyWSFS** to provide a personalized mobile experience; 45% QoQ increase in 3Q 2020
- Deployed **Medallia© for real-time customer feedback** from Branch and Contact Center
- **Expanded DocuSign© capabilities** to improve turnaround time and document retention across the enterprise
- **Executed multichannel target marketing campaigns** with positive customer engagement

Current Projects

- **Expanding nCino©**; streamlined underwriting process, increased operational efficiencies, and scale
- **Piloting Salesforce©** in Wealth, Commercial, and Mortgage; driving Customer and revenue growth
- **Implementing MuleSoft©** to improve data systems and technology stack flexibility
- Delivering a **true omnichannel experience** from Account Opening through Customer lifecycle

Financials

- Full Year Gross Investment: ~**$15 million**
- Full Year Net Investment: ~**$9 million**
- 2020 investment consistent with original expectations
- Increased adoption and usage of digital channels aligns with our strategy

21

Channel Strategy & Digital Adoption

WSFS Financial Corporation

Channel Volumes[1]



200%
175%
150%
125%
100%
75%
50%
25%
0%
100%
102%
99%
115%
92%
96%
105%
83%
105%
128%
58%
123%
141%
66%
95%
162%
69%
105%
186%
66%
111%
172%
65%
100%
166%
67%
92%
159%
2019 Avg
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Branch Transactions
Contact Center Call Handled
Mobile Deposits

MyWSFS Adoption and Usage Growth[2]



9,000
7,500
6,000
4,500
3,000
1,500
-
03/01/20
04/01/20
05/01/20
06/01/20
07/01/20
08/01/20
09/01/20
Conversations (Cumulative)
Adoptions (Cumulative)

- **Branch Net Promoter Score (NPS)** improved in Q3 and remains strong at **72.9**. **Contact Center Net Promotor Score (NPS)** was introduced for the first time in Q3 and was **58.1**. *Surveys are conducted utilizing Medallia*
- Since COVID-19 pandemic, WSFS supported consistent volumes of total deposit transactions with a **significant shift from physical to mobile**
- **Increased digital and remote banking volume** demonstrates versatile and adaptable channel strategy, while managing a significant increase in contact center volume due to COVID-19 impact and relief programs
- **MyWSFS**, launched in 2019, offers a secure **mobile application** that enables communication directly and in real-time with a WSFS Associate to support Customer's banking needs from any location

[1] Chart reflects monthly volume in 2020 indexed to average monthly 2019 volume
[2] Chart reflects cumulative growth since COVID-19 and through September 30, 2020

22

Commercial Banking

WSFS Financial Corporation

Local, relationship-focused lending including cash management, wealth management, and private banking services

Business Banking	Middle Market	Comm. Real Estate	Small Business	SBA Lending
Revenues: $3 million - $20 million+	Revenues: $20 million-$150 million	Revenues: N/A	Revenues: $250,000 - $5 million+	Profit: Up to $5 million
Loan Exposure: $1 million – $15 million+	Loan Exposure: $5 million – $30 million+	Loan Exposure: $3 million – $30 million+	Loan Exposure: up to $1.5 million	Loan Exposure: up to $5 million
Average Relationship Exposure: $2.1 million	Average Relationship Exposure: $6.0 million	Average Relationship Exposure: $7.6 million	Average Loan Exposure: $0.1 million	Average Loan Exposure: $0.2 million
35 Relationship Managers	6 Relationship Managers	15 Relationship Managers	17 Relationship Managers	7 Relationship Managers

Disciplined Credit and Underwriting Philosophy

- Conservative lending and concentration limits
  - CRE[1]: 300%, 201% actual
  - Construction[2]: 100%, 58% actual
- Concentration limits by industry, CRE, project and individual borrower
- House Limit: $70 million at 9/30/2020 (1 Relationship)
  - 5 relationships >$50 million

In Delaware and Pennsylvania, WSFS Bank ranks 1st in **Overall Satisfaction, Values Long-Term Relationships, Overall Satisfaction with Relationship Manager, Responsiveness and Prompt Follow-up on Requests, Knowledge of Cash Management Services, Provides Advice to Help Business Grow and Effectively Coordinates Product Specialists** among commercial businesses surveyed.

GREENWICH
DATA | ANALYTICS | INSIGHTS

Source: 2019 Greenwich Associates Market Tracking Program
(WSFS - Total Footprint Plus Oversample - $1-500MM - FY 2019)

[1] Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ACL; as of 9/30/20
[2] Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ACL; as of 9/30/20

23

Retail Banking

Relationship-focused community banking model with 90 banking offices & 635 ATMs

Branch & ATM Network	Online & Mobile	Banking	Lending	Mortgage	COVID-19 Response
Locations across Delaware, southeastern Pennsylvania and southern New Jersey	Over 130K active online banking users and over 80K active mobile banking users	Providing Customers with a wide range of options to make banking simple, intuitive and seamless	Meeting Customers' borrowing needs through in-house originations and strategic partnerships	Offering a full range of mortgage products with national capabilities, world-class service and local-decision making	Our Associates, Customers, and Communities health, well-being and safety remains our top priority
Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience	Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle®, MyWSFS and WSFS Mobile Cash	Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits	Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans	Significant contributor to fee income through our originate and sell mortgage model	During the quarter we completed the phased reopening of our retail network with appropriate safety measures

Voted **#1 "Top Bank" in Delaware nine years in a row** by readers of *The News Journal*


WSFS bank

68% of WSFS Customers surveyed rated us a "5" out of 5, saying "WSFS is the perfect bank for people like me."[1]

[1] Completed by the Gallup Organization; as of December 31, 2019

24

Cash Connect® Leading National Provider of Cash Logistics • Oldest and second largest vault cash provider in the ATM industry - over $1.3 billion in vault cash supplied or supported at 9/30/2020 ATM Vault Cash • Approximately 32,000 non-bank ATMs & retail safes in all 50 states1 “Bailment” 1 WSFS • ~8,000 devices utilizing armored car management and/or cash forecasting Smart Branded 1 Safes • Support ~80 ATM ISOs and ~800 deposit safe customers ATMs • Supports 6351 branded ATMs for WSFS Bank; one of the largest networks in our footprint • $10.2 million in net revenue (fee income less funding costs) and $3.1 million in pre-tax Armored Loss Carrier income in 3Q 2020 Protection Management Fees • 3Q 2020 ROA of 2.37% Dollars Managed ($mm)1 Cash 2 $1,600 Forecasting & • 5-year CAGR for net Reconcilement revenue of 9.57% Services $1,200 • 41% growth in dollars managed since 2018 $800 $1,389 $1,246 $979 An innovation center for the company, both expanding core ATM $400 offerings and additional payment, processing and software-related activities (i.e. launched WSFS Mobile Cash) $0 2018 2019 YTD'20 1 As of 09/30/2020 2 5 years ending 9/30/2020 25

NewLane Finance

WSFS Financial Corporation

Micro & Small Ticket Commercial Equipment Financing

Background:
- Co-founded in 2017 by industry veterans who built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN)
- WSFS owns ~83% of the Company

Market Size:
- Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide

Product Offering:
- Lease/Loan to finance business critical equipment
- Deal size ranges from $3,000 - $500,000; average deal size approximately $20,000
- Yields range 6%-25% with terms 12-72 months
- Stable credit default risk and minimal residual exposure

Leasing Originations ($mm)



$40
$32
$24
$16
$8
$-
$11
$31
$36
2018
2019
YTD'20[1]



NEWLANE FINANCE
Attractive Risk Adjusted Margins
Simple, Fast and Convenient Offer
Superior Customer Experience
Small and Mid-Size Business Market Focus
Vendor Relationship Model
Advanced Technology Platform
BUSINESS LENDING DONE RIGHT

Value Proposition:
- *Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices*
- *Deliver simple, fast, & competitive financing solutions*

[1] as of 9/30/20

26

WSFS Wealth Full-Service, Relationship-based Wealth Management Financial Highlights 3Q 2020 Net Revenue: $16.1 million 3Q 2020 Pre-tax Income: $8.6 million $22.5 billion in fiduciary assets, including $2.7 billion in assets under management at 9/30/2020 Private Banking Services for Commercial Customers Wealth Management Services for Retail Customers 27

Selected Financial Information 28

Diversified & Robust Fee Income $180 27% 2 $160 Trust & Wealth 2 Cash Connect 36% • Core Fee income is well diversified with $140 $44 over 20 discrete products and services Bank Segment 2 36% within our lines of business $120 $41 2 35% $36 $100 2 • Strong historical growth in each segment; 34% Fee income Fee $27 $51 5-year CAGR: 1 $80 $23 • Trust & Wealth: 19% $ $ in Millions $51 $43 • Cash Connect: 15% $60 $36 Total Core Total $30 • Bank: 15% $40 • Total: 16% $66 $44 $46 $20 $36 $40 $0 2015 2016 2017 2018 2019 1 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 %s represent core fee (noninterest) income / total net revenue. 29

Interest Rate Risk1 at September 30, 2020 WSJ Prime @ 3.25% 12-Month including PPP 12-Month excluding PPP BPs change NII Impact (%) NII Impact ($) NII Impact (%) NII Impact ($) -100 (1.3%) ($5.5 million) (1.2%) ($4.9 million) -50 (1.1%) ($4.8 million) (1.0%) ($4.2 million) -25 (0.7%) ($2.8 million) (0.6%) ($2.4 million) Static Base +25 1.0% $4.5 million 1.0% $4.1 million +50 2.1% $9.2 million 2.0% $8.3 million +100 4.4% $19.1 million 4.2% $17.4 million • High % of variable/adjustable rate to total loan portfolio: 50% excluding PPP • Approximately half of variable rate loans tied to 30-day LIBOR Balance Sheet • High % core deposits: 89%; high % non-interest bearing and low-interest DDA: 51% Drivers • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of approximately 50% 1 WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 30

Credit Metrics (ex PPP)

WSFS Financial Corporation

Criticized & Classified Loans / Tier-1 + ACL



50%
40%
30%
20%
10%
48.78%
32.34%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
Classified Loans
Criticized Loans

Delinquencies[1] / Gross Loans



1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
00.92%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
Delinquencies
Large Relationship2
Govt. Guaranteed Student Loans

NPAs / Total Assets



1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.32%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20

Net Charge-Offs[3]



0.8%
0.6%
0.5%
0.3%
0.2%
0.0%
0.07%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20

[1] Includes non-accruing loans
[2] One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016
[3] Ratio of quarterly net charge-offs to average gross loans

31

Capital Management - Bank

Disciplined capital management providing flexibility to grow & return profits to shareholders



Tier 1 Capital
Millions
1,550
1,350
1,150
950
750
550
350
13.5%
12.5%
11.5%
10.5%
9.5%
8.5%
7.5%
12.15%
13.04%
13.16%
12.54%
12.35%
11.19%
11.36%
12.69%
13.52%
13.41%
12.68%
13.24%
Dec 2011
Dec 2012
Dec 2013
Dec 2014
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Mar 2020
Jun 2020
Sep 2020
Tier 1 Capital
Tier 1 Capital Ratio



Common Equity Tier 1 Capital
Millions
1,550
1,350
1,150
950
750
550
350
13.5%
12.5%
11.5%
10.5%
9.5%
8.5%
7.5%
12.15%
13.04%
13.16%
12.54%
12.35%
11.19%
11.36%
12.69%
13.52%
13.41%
12.68%
13.24%
Dec 2011
Dec 2012
Dec 2013
Dec 2014
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Mar 2020
Jun 2020
Sep 2020
Common Equity Tier 1 Capital
Common Equity Tier 1 Capital Ratio



Tier 1 Leverage Ratio
Millions
14,000
12,000
10,000
8,000
6,000
4,000
14.5%
12.5%
10.5%
8.5%
6.5%
4.5%
9.28%
9.83%
10.35%
10.52%
10.72%
9.66%
9.73%
10.82%
11.72%
11.85%
10.40%
10.31%
Dec 2011
Dec 2012
Dec 2013
Dec 2014
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Mar 2020
Jun 2020
Sep 2020
Average Assets (QTD)
Tier 1 Leverage Ratio



Total Risk Based Capital
Millions
1,600
1,400
1,200
1,000
800
600
400
14.5%
13.5%
12.5%
11.5%
10.5%
9.5%
13.40%
14.29%
14.36%
13.56%
13.15%
11.93%
12.08%
13.37%
14.01%
14.53%
13.93%
14.50%
Dec 2011
Dec 2012
Dec 2013
Dec 2014
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Mar 2020
Jun 2020
Sep 2020
Total Capital
Total Risk Based Capital Ratio

32

Share Buyback & Dividends – Recent History $120,000 $0.50 $0.47 $0.45 $0.42 $100,000 ) $0.40 $0.36 000s $0.35 $80,000 $0.30 $0.30 $0.25 $60,000 $0.25 $0.21 $0.20 $40,000 $0.15 Capital Returned ($ in ($ Returned Capital $0.10 $20,000 Annual Dividends Paid per Share $0.05 $- $- 1 2015 2016 2017 2018 2019 YTD'20 Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share (dollars in 000s) 2015 2016 2017 2018 2019 YTD’20201 Total Capital Returned $ 37,606 $ 22,061 $ 21,165 $ 44,419 $ 113,780 $50,938 Total Shares 1,152,233 449,371 255,000 691,742 2,132,390 1,004,348 Repurchased Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015 1 as of 9/30/20 33

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership1 is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • The Board of Directors approved the resumption of share repurchases In 4Q 2020, the Board approved the resumption of share repurchases, under the Board authorization approved in 1Q 2020, that allows for the purchase of 15% of outstanding shares • The Board of Directors approved a quarterly cash dividend of $0.12 per share of common stock which is scheduled to be paid in November 2020 1 As defined in our most recent proxy 34

WSFS Mission, Vision, Strategy, & Values 35

Appendix: Non-GAAP Financial Information 36

Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). The following are the non-GAAP measures used in this presentation: • Adjusted net income (non-GAAP) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, unrealized gains and corporate development costs; • Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments; • Core earnings (loss) per share is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core fee income; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, loss on early extinguishment of debt and contribution to WSFS Community Foundation; • Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core fee income; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) average assets for the applicable period; • Core operating leverage is a non-GAAP measure that subtracts (i) periodic change in core noninterest expense growth from (ii) periodic change in core net revenue growth; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets. Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; and • Tangible common book value per share is a non-GAAP measure that is equal to common equity less goodwill and intangible assets, divided by total shares outstanding. • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of income tax provision (credit) and provision for credit losses. 37

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

	Three Months Ended			
(dollars in thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	September 30, 2019
Net interest income (GAAP)	**$ 113,048**	$ 113,756	$ 116,150	$ 120,833
Core net interest income (non-GAAP)	**$ 113,048**	$ 113,756	$ 116,150	$ 120,833
Noninterest income (GAAP)	**$ 49,171**	$ 64,375	$ 40,847	$ 62,346
Less: Securities gains	**3,322**	1,908	693	—
Less/(plus): Unrealized gains (losses) on equity investments, net	**104**	(11)	668	21,344
Less: Realized gain on sale of equity investment, net	**—**	22,052	—	—
Core fee income (non-GAAP)	**$ 45,745**	$ 40,426	$ 39,486	$ 41,002
Core net revenue (non-GAAP)	**$ 158,793**	$ 154,182	$ 155,636	$ 161,835
Core net revenue (non-GAAP) (tax-equivalent)	**$ 159,068**	$ 154,513	$ 155,905	$ 162,135
Noninterest expense (GAAP)	**$ 93,540**	$ 93,435	$ 88,496	$ 109,561
Less: Corporate developement expense	**428**	2,801	1,341	10,517
Less: Restructuring expense	**—**	—	—	8,360
Less: Loss on early extinguishment of debt	**2,280**	—	—	—
Less: Contribution to WSFS Community Foundation	**—**	—	3,000	—
Core noninterest expense (non-GAAP)	**$ 90,832**	$ 90,634	$ 84,155	$ 90,684
Core efficiency ratio	**57.1 %**	58.7 %	54.0 %	55.9 %
Core fee income as a percentage of total core net revenue (tax-equivalent)	**28.76 %**	26.16 %	25.33 %	25.29 %
PPP income	**6,373**	4,836	—	—
Core fee income as a percentage of total core net revenue excl. PPP income(tax-equivalent)	**29.96 %**	27.01 %	25.33 %	25.29 %

38

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

	Three Months Ended			
(dollars in thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	September 30, 2019
GAAP net income (loss) attributable to WSFS	**$ 51,145**	$ (7,111)	$ 10,927	$ 53,882
Plus/(less): Pre-tax adjustments[1]	**(718)**	(21,148)	2,980	(2,467)
(Plus)/less: Tax impact of pre-tax adjustments	**264**	4,712	(2,020)	590
Adjusted net (loss) income (non-GAAP) attributable to WSFS	**$ 50,691**	$ (23,547)	$ 11,887	$ 52,005
Net income (loss) (GAAP)	**$ 50,823**	$ (7,811)	$ 10,567	$ 53,595
Plus/(less): Income tax provision (benefit)	**15,140**	(2,247)	1,288	15,902
Plus: Provision for credit losses	**2,716**	94,754	56,646	4,121
PPNR (Non-GAAP)	**68,679**	84,696	68,501	73,618
Plus/(less): Pre-tax adjustments[1]	**(718)**	(21,148)	2,980	(2,467)
Core PPNR (Non-GAAP)	**$ 67,961**	$ 63,548	$ 71,481	$ 71,151
GAAP return on average assets (ROA)	**1.49 %**	(0.22)%	0.36 %	1.72 %
Plus/(less): Pre-tax adjustments[1]	**(0.02)**	(0.65)	0.10	(0.08)
(Plus)/less: Tax impact of pre-tax adjustments	**0.01**	0.14	(0.07)	0.02
Core ROA (non-GAAP)	**1.48 %**	(0.73)%	0.39 %	1.66 %
Earnings (loss) per share (GAAP)	**$ 1.01**	$ (0.14)	$ 0.21	$ 1.02
Plus/(less): Pre-tax adjustments[1]	**(0.01)**	(0.42)	0.06	(0.05)
(Plus)/less: Tax impact of pre-tax adjustments	**—**	0.10	(0.04)	0.01
Core earnings (loss) per share (non-GAAP)	**$ 1.00**	$ (0.46)	$ 0.23	$ 0.98

[1] Pre-tax adjustments include securities gains, realized/unrealized gains on equity investments, corporate development and restructuring expense, loss on early extinguishment of debt, and contribution to WSFS Community Foundation.

39

Appendix: Non-GAAP Financial Information Three Months Ended (dollars in thousands, except per share data) September 30, 2020 June 30, 2020 March 31, 2020 September 30, 2019 Calculation of return on average tangible common equity: GAAP net income (loss) attributable to WSFS $ 51,145 $ (7,111) $ 10,927 $ 53,882 Plus: Tax effected amortization of intangible assets 2,090 2,198 2,103 2,113 Net tangible income (loss) (non-GAAP) 53,235 (4,913) 13,030 55,995 Average stockholders' equity of WSFS 1,836,256 1,842,525 1,835,501 1,842,759 Less: average goodwill and intangible assets $ 561,505 $ 564,622 $ 567,695 $ 574,253 Net average tangible common equity $ 1,274,751 $ 1,277,903 $ 1,267,806 $ 1,268,506 Return on average tangible common equity (non-GAAP) 16.61% (1.55)% 4.13% 17.51 % Calculation of core return on average tangible common equity: Adjusted net income (loss) (non-GAAP) attributable to WSFS $ 50,691 $ (23,547) $ 11,887 $ 52,005 Plus: Tax effected amortization of intangible assets 2,090 2,198 2,103 2,113 Core net tangible income (loss) (non-GAAP) $ 52,781 $ (21,349) $ 13,990 $ 54,118 Net average tangible common equity $ 1,274,751 $ 1,277,903 $ 1,267,806 $ 1,268,506 Core return on average tangible common equity (non-GAAP) 16.47% (6.72)% 4.44% 16.93% 1 Pre-tax adjustments include securities gains, realized/unrealized gains on equity investments, corporate development and restructuring expense, loss on early extinguishment of debt, and contribution to WSFS Community Foundation. 40

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

$ in 000's	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	1Q'19	TTM 4Q'19
Calculation of core PPNR:								
Net income (loss) (GAAP)	**$ 50,823**	$ (7,811)	$ 10,567	$ 45,424	$ 53,595	$ 35,969	$ 12,930	$ 147,918
Plus/(less): Income tax provision (benefit)	**15,140**	(2,247)	1,288	14,199	15,902	10,091	6,260	46,452
Plus: Provision for credit losses	**2,716**	94,754	56,646	1,590	4,121	12,195	7,654	25,560
Plus/(less): Pre-tax adjustments[1]	**(718)**	(21,148)	2,980	5,419	(2,467)	14,731	27,176	44,859
Core PPNR (Non-GAAP)	**$ 67,961**	$ 63,548	$ 71,481	$ 66,632	$ 71,151	$ 72,986	$ 54,020	$ 264,789
Calculation of core PPNR to average assets, less PPP:								
PPP income	**6,373**	4,836	—	—	—	—	—	—
PPP expense	**(442)**	(1,814)	—	—	—	—	—	—
PPP net income	**5,931**	3,022	—	—	—	—	—	—
Core PPNR (Non-GAAP), less PPP	**$ 62,030**	$ 60,526	$ 71,481	$ 66,632	$ 71,151	$ 72,986	$ 54,020	$ 264,789
Total average assets	**$ 13,647,993**	$ 13,020,715	$ 12,159,524	$ 12,226,162	$ 12,418,420	$ 12,122,966	$ 9,099,176	$ 11,466,681
Average assets (PPP)	**952,640**	727,377	—	—	—	—	—	—
Average assets, less PPP	**$ 12,695,353**	$ 12,293,338	$ 12,159,524	$ 12,226,162	$ 12,418,420	$ 12,122,966	$ 9,099,176	$ 11,466,681
Core PPNR to average assets	**1.98 %**	1.96 %	2.36 %	2.16 %	2.27 %	2.41 %	2.41 %	2.31 %
Core PPNR to average assets, less PPP	**1.94 %**	1.98 %	2.36 %	2.16 %	2.27 %	2.41 %	2.41 %	2.31 %

[1] For detail on our core adjustments for 3Q'20, 2Q'20 and 3Q'19 refer to our Earnings Release filed at Exhibit 99.1 to our October 22, 2020 8-K filing. For detail on our core adjustments for 1Q'20, 4Q'19, and 1Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our April 27,2020 8-K filing. For detail on our core adjustments for 2Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our July 22,2019 8-K filing.

41

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

	For the year ended December 31, 2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882	$ 53,757	$ 53,533	$ 64,080	$ 50,244	$ 134,743	$ 148,809
Plus/less core adjustments (after-tax)	420	(2,664)	(11,546)	(4,290)	(4,632)	4,407	4,323	32,597	(20,436)	36,295
Adjusted net income (nonGAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592	$ 49,125	$ 57,940	$ 68,403	$ 82,841	$ 114,307	$ 185,104
Average Assets	$ 3,796,166	$ 4,070,896	$ 4,267,358	$ 4,365,389	$ 4,598,121	$ 5,074,129	$ 6,042,824	$ 6,820,471	$ 7,014,447	$ 11,477,856
Core ROA	0.38%	0.49%	0.46%	0.98%	1.07%	1.14%	1.13%	1.21%	1.63%	1.61%

	For the year ended December 31, 2015	2016	2017	2018	2019
Net Int Income (as reported)	$ 166,800	$ 193,745	$ 221,271	$ 246,474	$ 444,948
Adj: FHLB Dividend	(808)				
Core Net Int Inc	$ 165,992	$ 193,745	$ 221,271	$ 246,474	$ 444,948
Noninterest Inc (as reported)	$ 88,255	$ 105,061	$ 124,644	$ 162,541	$ 188,109
Adj: Securities Gains	(1,478)	(2,369)	(1,984)	(21)	(333)
Adj: Less: Gain on sale of Visa Class B shares				(20,745)	(26,175)
Adj: Unrealized gains on equity investment				(3,757)	
Core Nonint Inc	$ 86,777	$ 102,692	$ 122,660	$ 138,018	$ 161,601
Net Revenue	$ 252,769	$ 296,437	$ 343,931	$ 384,492	$ 606,549
Core Fee Income %	34%	35%	36%	36%	27%

42

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso Chairman, President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 43